EXHIBIT 10.2

                         MODIFICATION AGREEMENT RELATING
                           TO CUSTODIAL BANK AGREEMENT

     Modification Agreement Relating to Custodial Bank Agreement (this "Amendment"), dated effective as of May 1, 2000, by and among OFFITBANK (the "Custodian"), a New York banking corporation, NEOSE TECHNOLOGIES, INC. (the "Borrower"), a corporation organized and existing under the laws of the state of Delaware, and HUDSON UNITED BANK, JEFFERSON BANK DIVISION, successor to JEFFERSON BANK (the "Bank"), a banking institution organized and existing under the laws of the Commonwealth of Pennsylvania.

                                   WITNESSETH:

     A. The Custodian, the Borrower and the Bank are parties to a certain Custodial and Collateral Security Agreement dated as of March 20, 1997, entered into in connection with the issuance of the Montgomery County Industrial Development Authority's $8,400,000 Federally Taxable Variable Rate Demand Revenue Bonds (Neose Technologies, Inc. Project), Series B of 1997 (the "Custodial Bank Agreement").

     B. The Borrower has requested that the Custodial Bank Agreement be amended to reduce the required minimum levels of liquid investments in an Investment Account (as defined in the Custodial Bank Agreement) and a Collateral Account (as defined in the Custodial Bank Agreement) and to modify certain other financial covenants, and the parties have agreed to modify the Custodial Bank Agreement for those purposes on the terms and conditions hereinafter provided.

     C. NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Defined Terms. Unless otherwise defined herein, terms defined in the Custodial Bank Agreement are used herein as therein defined.

     2. Amendments to Custodial Bank Agreement.

          (a)  Section 1 is amended and restated as follows:

               Borrower hereby agrees to open and maintain an investment account (the "Investment Account") with Custodian, comprised of, inter alia, the Securities hereafter described. The term "Securities" means unencumbered cash (including money market funds and the like), any obligation of the United States Treasury, Federal Agency Securities and other investment grade securities and repurchased transactions of any of the foregoing types of securities having a combined fair market value of at least an amount equal to two (2) times the amount of the outstanding principal on the Series B Bonds, and includes Securities now owned and/or hereafter acquired by Borrower, or a subsidiary wholly owned by Borrower and created for the purpose of investing, (and maintained in the Investment Account and/or the Collateral Account), as well as any and all proceeds of the foregoing. The Investment Account is identified in detail on Schedule "A" attached hereto and made apart hereof.

          (b)  Section 3 is amended and restated as follows:

               For ease in facilitating the instructions set forth herein, the "$4,2000,000" and "$8,400,000" amounts referenced below assume that Borrower's obligations to Bank pursuant to the Loan Documents are $8,400,000. If, at the close of any business day, Borrower's obligations under the Loan documents are greater or less than $8,4000,000, Bank will instruct Custodian, as needed, to transfer a proportionate share of Securities either from or to the Investment Account, to ensure that the remaining value of the Securities in the Collateral Account remains consistent with the amounts required pursuant to the Loan Documents.


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               (a) Borrower shall maintain in the Investment Account and/or the
               Collateral Account, as applicable, Securities which shall have an aggregate fair market value not less than an amount equal to two
               (2) times the amount of the outstanding principal on the Series B Bonds. If at any time the aggregate fair market value of the Securities in the Investment Account (based solely on Custodian's fair market valuation) falls below a fair market value equal to an amount equal to two (2) times the amount of the outstanding principal on the Series B Bonds (but not less than an amount equal to one and one-half (1 1/2 ) times the amount of the outstanding principal on the Series B Bonds), Custodian shall immediately and automatically, but in no event later than the next business day, transfer from the Investment Account to the Collateral Account, an amount of Securities such that the aggregate fair market value of the Securities in the Collateral Account is not less than $4,200,000. If, at any time, the sum of the aggregate fair market value of the Securities in the Investment Account and the aggregate fair market value of the Securities in the Collateral Account is less than an amount equal to one and one-half (1 1/2 ) times the amount of the outstanding principal on the Series B Bonds, Custodian shall immediately and automatically transfer from the Investment Account to the Collateral Account, an amount of Securities such that the aggregate fair market value of the Securities in the Collateral Account is not less than $8,4000,000. Bank hereby authorizes Custodian to accept instructions from Borrower with respect to the purchase, sale and distribution of Securities in the Investment Account, so long as the instructions from Borrower are not inconsistent with the terms and conditions of this Agreement.

               Failure of Custodian to transfer Securities from the Investment Account to the Collateral Account as set forth in this Agreement, within two (2) business days, shall constitute an event of default under this Agreement and the Loan Documents and shall result in Bank's option to make immediate demand for payment in full of all sums due under the Loan Documents, or to exercise any remedies available to Bank thereunder, or under any other Loan Document related thereto.

               (b) If, from time to time, after Custodian transfers Securities from the Investment Account to the Collateral Account as set forth in section 3(a) above, Borrower is able to provide additional Securities to Custodian in:

               (i) an amount so that the fair market value of the Securities in the Investment Account, together with the fair market value of the Securities in the Collateral Account shall have a fair market value equal to at least an amount equal to one and one-half
               (1 1/2) times the amount of the outstanding principal on the Series B Bonds, but less than an amount equal to two (2) times the amount of the outstanding principal on the Series B Bonds, Custodian shall transfer Securities from the Collateral Account to the Investment Account, in an amount such that the remaining fair market value of the Securities in the Collateral Account shall not be less than $4,200,000; or

               (ii) an amount so that the fair market value of the Securities in the Investment Account, together with the fair market value of the Securities in the Collateral Account shall have a fair market value equal to at least an amount equal to two (2) times the amount of the outstanding principal on the Series B Bonds,


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               Custodian shall transfer the entire balance of Securities in the
               Collateral Account to the Investment Account (unless Bank receives written notice from Borrower as set forth in section 5 below).

               (c) In the event Borrower's obligations pursuant to the Loan Documents are less than $8,400,000 and Bank fails to give the instruction to Custodian within three (3) days thereafter as provided for herein, Borrower may give such notice and Custodian shall be entitled to rely thereon, upon approval of the Bank.

          (c) The first sentence of Section 6 is deleted and replaced with the following: "The sum of the Securities in the Investment Account and the Collateral Account must at all times have a fair market value equal to at least two (2) times the amount of the outstanding principal on the Series B Bonds."

     3. Incorporation of Custodial Bank Agreement. The parties acknowledge and agree that this Amendment is incorporated into and made part of the Custodial Bank Agreement, the terms and provisions of which, unless expressly modified herein, or unless no longer applicable by their terms, continue unchanged and remain in full force and effect. To the extent that any term or provision of this Amendment is or may be deemed expressly inconsistent with any term or provision in the Custodial Bank Agreement, the terms and provisions hereof shall control.

     4. Miscellaneous.

        (a) The headings of any paragraphs of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

        (b) No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against which enforcement is sought.

        (c) In the event that any one or more of the provisions contained in this Amendment shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        (d) This Amendment shall be binding upon and inure to the benefit of the Custodian, the Borrower and the Bank and their respective successors and assigns.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

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
Custodian:                                               Borrower:

OFFITBANK                                                NEOSE TECHNOLOGIES, INC.


By: Wallace Mathai-Davis                                 By: P. Sherrill Neff
    -------------------------------------------              ---------------------------------------

Title: Managing Director and Compliance Officer          Title: President and COO
       ----------------------------------------                 ------------------------------------


                                                         Bank:

                                                         HUDSON UNITED BANK, JEFFERSON BANK DIVISION

                                                         By: Kenneth R. Frappier
                                                             ---------------------------------------

                                                         Title: Senior Vice President
                                                                ------------------------------------
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